Exhibit 99

Jefferies Reports Fiscal Third Quarter 2016 Financial Results

NEW YORK--(BUSINESS WIRE)--September 20, 2016--Jefferies Group LLC today announced financial results for its fiscal third quarter 2016.

Highlights for the three months ended August 31, 2016:

  Total Net Revenues of $654 million
  Total Sales and Trading Net Revenues of $344 million
  Investment Banking Net Revenues of $295 million
  Earnings Before Income Taxes of $81 million
  Net Earnings of $41 million (tax rate 49.0%)

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “We are pleased to report quarterly revenues well above those for the same period last year and consistent with our recent second quarter, excluding the impact of the markup last quarter in two listed equity positions, which had no meaningful impact on our third quarter results. Aside from a volatile two week period following the unexpected outcome of the UK ‘Brexit’ referendum in June, fixed income and equity secondary market conditions remained reasonably steady for much of the third quarter. However, new issue activity continued to be slow industry-wide for most of the period.

Our equity net revenues were $148 million, compared to $224 million for the second quarter and $203 million for the third quarter of last year. Two listed equity block positions, including KCG, that were marked up by $60 million in the second quarter, generated only about $2 million of further net total mark ups during the third quarter. The same two positions, as well as two additional securities positions that had an immaterial impact on the third quarter results, were marked up by a net total of $66 million in the third quarter of last year.

Fixed Income net revenues were $195 million, compared to $238 million for the second quarter and up significantly from the poor year-ago quarter of negative $18 million. Our sales and trading credit businesses, including mortgages, corporates, leveraged credit and our recently enhanced emerging markets business, continued to perform well.

Investment banking net revenues were $295 million and reflect solid advisory revenues, but a slower new issuance environment. Our backlog for the fourth quarter represents the highest level of backlog we have experienced this year. We have continued to expand into new sub-sectors and geographies, as well as enhance existing coverage.

Our average daily VaR for the third quarter was $6.62 million, versus $8.25 million for the second quarter. The quarter-over-quarter decrease reflects both a reduction in risk, as well as lower asset price volatility. Average daily VaR for the third quarter was the lowest we have recorded since the fourth quarter of 2010."

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended May 31, 2016 and our Annual Report on Form 10-K for the year ended November 30, 2015. Amounts herein pertaining to August 31, 2016 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2016.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2016	May 31, 2016	August 31, 2015

Revenues:
Commissions and other fees	$152,044	$146,157	$172,284
Principal transactions	167,483	318,180	(50,297)
Investment banking	294,930	253,046	389,820
Asset management fees and investment income from managed funds	15,877	4,336	4,182
Interest income	213,716	220,175	230,805
Other revenues	19,791	(4,977)	34,329
Total revenues	863,841	936,917	781,123
Interest expense	209,391	217,509	202,195
Net revenues	654,450	719,408	578,928

Non-interest expenses:
Compensation and benefits	376,438	415,316	336,499

Non-compensation expenses:
Floor brokerage and clearing fees	40,189	43,591	45,307
Technology and communications	64,512	66,499	89,378
Occupancy and equipment rental	24,987	24,926	25,967
Business development	20,259	22,587	30,527
Professional services	29,761	29,526	24,684
Other	17,582	14,366	19,473
Total non-compensation expenses	197,290	201,495	235,336
Total non-interest expenses	573,728	616,811	571,835
Earnings before income taxes	80,722	102,597	7,093
Income tax expense	39,564	48,655	4,609
Net earnings	41,158	53,942	2,484
Net earnings (loss) attributable to noncontrolling interests	(11)	44	427
Net earnings attributable to Jefferies Group LLC	$41,169	$53,898	$2,057

Pretax operating margin	12.3%	14.3%	1.2%
Effective tax rate	49.0%	47.4%	65.0%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2016	August 31, 2015

Revenues:
Commissions and other fees	$454,025	$512,714
Principal transactions	382,290	211,142
Investment banking	778,906	1,066,077
Asset management fees and investment income (loss) from managed funds	29,743	(5)
Interest income	655,836	700,227
Other revenues	(6,937)	82,810
Total revenues	2,293,863	2,572,965
Interest expense	621,018	610,811
Net revenues	1,672,845	1,962,154

Non-interest expenses:
Compensation and benefits	1,141,497	1,182,484

Non-compensation expenses:
Floor brokerage and clearing fees	124,259	159,100
Technology and communications	196,000	234,126
Occupancy and equipment rental	74,498	74,571
Business development	67,700	78,865
Professional services	82,799	76,359
Other	52,649	51,960
Total non-compensation expenses	597,905	674,981
Total non-interest expenses	1,739,402	1,857,465
Earnings (loss) before income taxes	(66,557)	104,689
Income tax expense	5,112	29,470
Net earnings (loss)	(71,669)	75,219
Net earnings attributable to noncontrolling interests	77	1,647
Net earnings (loss) attributable to Jefferies Group LLC	$(71,746)	$73,572

Pretax operating margin	(4.0)%	5.3%
Effective tax rate	(7.7)%	28.2%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2016	May 31, 2016	August 31, 2015
Revenues by Source
Equities	$148,308	$223,540	$203,077
Fixed income (1)	195,335	238,486	(18,151)
Total sales and trading	343,643	462,026	184,926

Equity	68,218	60,905	127,051
Debt	72,473	46,124	113,928
Capital markets	140,691	107,029	240,979
Advisory	154,239	146,017	148,841
Total investment banking	294,930	253,046	389,820

Asset management fees and investment income (losses) from managed funds:
Asset management fees	7,610	6,964	7,067
Investment income (losses) from managed funds	8,267	(2,628)	(2,885)
Total	15,877	4,336	4,182
Net revenues	$654,450	$719,408	$578,928

Other Data
Number of trading days	65	64	65
Number of trading loss days	8	2	21
Number of trading loss days excluding KCG	4	1	18

Average firmwide VaR (in millions) (2)	$6.62	$8.25	$13.77
Average firmwide VaR excluding KCG (in millions) (2)	$4.48	$6.04	$12.16

(1)	The results for the quarter ended August 31, 2015 include $4.3 million of negative revenues globally from the Bache business. At May 31, 2016, we have transferred all of our client accounts to Société Générale S.A. and other brokers and completed the exit of the Bache business.
(2)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2016	August 31, 2015
Revenues by Source
Equities	$373,593	$634,754
Fixed income (1)	490,603	261,328
Total sales and trading	864,196	896,082

Equity	173,122	314,927
Debt	175,870	329,474
Capital markets	348,992	644,401
Advisory	429,914	421,676
Total investment banking	778,906	1,066,077

Asset management fees and investment income (losses) from managed funds:
Asset management fees	25,779	25,955
Investment income (losses) from managed funds	3,964	(25,960)
Total	29,743	(5)
Net revenues	$1,672,845	$1,962,154

Other Data
Number of trading days	190	189
Number of trading loss days	27	42
Number of trading loss days excluding KCG	17	32

Average firmwide VaR (in millions) (2)	$7.73	$13.29
Average firmwide VaR excluding KCG (in millions) (2)	$5.72	$10.47

(1)	The results for the nine months ended August 31, 2015 include $80.6 million of net revenues globally from the Bache business. At May 31, 2016, we have transferred all of our client accounts to Société Générale S.A. and other brokers and completed the exit of the Bache business.
(2)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2016	May 31, 2016	August 31, 2015

Financial position:
Total assets (1)	$38,128	$37,120	$42,783
Average total assets for the period (1)	$42,270	$43,549	$48,327
Average total assets less goodwill and intangible assets for the period (1)	$40,408	$41,678	$46,432

Cash and cash equivalents (1)	$3,159	$2,839	$3,442
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,020	$4,603	$5,151
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.2%	12.4%	12.0%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	13.8%	13.1%	12.6%

Financial instruments owned (1)	$14,328	$15,119	$18,892
Goodwill and intangible assets (1)	$1,856	$1,871	$1,891

Total equity (including noncontrolling interests)	$5,324	$5,344	$5,514
Total member's equity	$5,319	$5,339	$5,481
Tangible member's equity (3)	$3,463	$3,468	$3,590

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$437	$436	$474
Level 3 financial instruments owned - % total assets (1)	1.1%	1.2%	1.1%
Level 3 financial instruments owned - % total financial instruments (1)	3.0%	2.9%	2.5%
Level 3 financial instruments owned - % tangible member's equity (1)	12.6%	12.6%	13.2%

Other data and financial ratios:
Total long-term capital (1) (5)	$10,800	$10,729	$10,849
Leverage ratio (1) (6)	7.2	6.9	7.8
Adjusted leverage ratio (1) (7)	8.7	9.0	10.3
Tangible gross leverage ratio (1) (8)	10.5	10.2	11.4

Number of trading days	65	64	65
Number of trading loss days	8	2	21
Number of trading loss days excluding KCG	4	1	18
Average firmwide VaR (9)	$6.62	$8.25	$13.77
Average firmwide VaR excluding KCG (9)	$4.48	$6.04	$12.16

Number of employees, at period end	3,323	3,279	3,665

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to August 31, 2016 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2016.

(2)	At August 31, 2016, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,449 million, in aggregate, and $412 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. At August 31, 2015 amounts also included additional funds that were available under the committed senior secured revolving credit facility available for the working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at May 31, 2016 were $1,096 million and $669 million, respectively, and at August 31, 2015, were $1,263 million and $446 million, respectively.

(3)	Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At August 31, 2016, May 31, 2016 and August 31, 2015, total long-term capital includes our long-term debt of $5,476 million, $5,385 million and $5,335 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts that are non-recourse to Jefferies Group LLC and the amount of debt maturing in less than one year, where applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At August 31, 2016, May 31, 2016 and August 31, 2015, adjusted assets were $30,318 million, $31,173 million and $37,240 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(9)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer